Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-205738) and Form S-8 (Nos. 333-205609, 333-206783 and 333-208346) of PayPal Holdings, Inc. of our report dated February 11, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 11, 2016